Exhibit 99.1

Caliber Refinances DoubleTree by
Hilton Tucson Hotel Property

SCOTTSDALE, Ariz., May 21, 2025 (GLOBE NEWSWIRE) -- Caliber (NASDAQ: CWD), a real estate investor, developer, and manager, announced today the successful closing of a $22.5 million refinance for the DoubleTree by Hilton Hotel in Tucson, Arizona. The property is held within Caliber’s Tax-Advantaged Opportunity Zone Fund. Citi provided the funding and Arriba Capital served as the financial advisor on the cash-out refinance.

Proceeds from the transaction will be used to further strengthen the asset and support reinvestment across the Fund’s portfolio, advancing ongoing growth and value creation within Caliber’s Opportunity Zone strategy.

“The DoubleTree by Hilton Tucson Downtown Convention Center is a high-quality asset in a strong market, and this transaction underscores its long-term value,” said Chris Loeffler, CEO of Caliber, “This is Caliber’s first financing with Citi, a relationship we expect will grow with time, and our first closing with Arriba Capital, who acted as an advisor in the financing. The financing markets are showing renewed strength and Caliber expects to continue to close deals throughout 2025.”

The hotel, developed by Caliber in partnership with Rio Nuevo, a TIF district, and the City of Tucson, opened in 2021. The property is operated by Highgate Hospitality under a long-term franchise agreement with Hilton Worldwide. Located just minutes from the University of Arizona, downtown Tucson, and key medical and business hubs, the property has become a key contributor to local economic development.

“This transaction reflects both the strength of the underlying asset and Caliber’s continued ability to realize value through disciplined execution,” said Ryan Bosch, Principal at Arriba Capital, which acted as the financial advisor on the deal. “Delivering sponsor liquidity while positioning the asset for long-term success made this a win on all sides.”

Caliber’s Tax-Advantaged Opportunity Zone Fund targets strategic real estate investments in high-growth markets across the Southwest, with a focus on delivering long-term risk-adjusted returns while driving positive community impact. The Fund is closed for new investment and is seeking opportunities to acquire or merge with established Opportunity Zone funds seeking to diversify their holdings and gain access to scale. The Fund manages approximately $271 million across 18 individual real estate assets and qualified opportunity zone investments.

About Caliber (CaliberCos Inc.)

With over $2.9 billion in Managed Assets, Caliber’s 16-year track record of managing and developing real estate is built on a singular goal: to make money in all market conditions, specializing in hospitality, multi-family residential, and multi-tenant industrial. Our growth is fueled by performance and a key competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions often overlook. Integral to this advantage is our in-house shared services group, which gives Caliber greater control over our real estate and enhanced visibility into future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict.

Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations
Ilya Grozovsky
+1 480-214-1915
Ilya@caliberco.com